EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PPLUS TRUST SERIES JPM-1

DISTRIBUTION DATE

September 17, 2012

CUSIP NUMBER 73941X676

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 4.875% Subordinated Notes due 2014 issued by J.P. Morgan Chase & Co. (the “Underlying Securities”):

Interest:	$609,375.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts received by the Trustee as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the “Swap Agreement”):

Interest:	$0.00
Principal:	0.00

(iii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iv)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$203,125.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(v)	the amount of distribution on such Distribution Date to Merrill Lynch Capital Services, Inc. as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the “Swap Agreement”):

Interest:	$406,250.00
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(vi)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$25,000,000
Interest Rate:	4.875%
Rating:

Moody’s Investor Service	NA
Standard & Poor’s Rating Service	A-

(vii)	the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date. As described in the prospectus supplement relating to the trust certificates, the interest rate is calculated by multiplying the 10 Year CMT rate by 83%. The rate resulting from this calculation was lower than that of the minimum rate of 3.25%. Therefore, the payment calculation was based off of the minimum certificate rate.

Notional Amount:	$25,000,000
Interest Rate:	3.25%

(viii)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Principal Balance:	$25,000,000
Reduction:	(0)
Principal Balance 09/17/12	$25,000,000